EXHIBIT 10.35

            FINANCIAL ADVISOR AND PLACEMENT AGENT ENGAGEMENT LETTER


April 3, 1998


Mr Richard J. Sandulli
Executive Vice President
Able Telcom Holding Corp.
1601 Forum Place
Suite 1110
West Palm Beach, Florida 33401

Dear Dick:

This letter confirms our understanding that Washington Equity Partners ("W\E\P") has been engaged on an exclusive basis as financial advisor to and sole placement agent for Able Telcom Holding Corp. (the "Company"), including its successors and assigns, with respect to reviewing the Company's capital structure, its principal businesses and its financing and refinancing alternatives, in connection with raising funds through a private sale of debt and/or equity or equity-linked securities of the Company or any entity formed by or at the direction of the Company to issue such securities
(the "Securities") for the desired gross proceeds to consummate the acquisition by the Company (the "Acquisition") directly or indirectly of all or part of MFS Network Technologies ("MFSNT") (the "Financing"). If appropriate in connection with performing its services for the Company hereunder, W\E\P may utilize the services of one or more of its affiliates, in which case references herein to W\E\P shall include such affiliates.

1. W\E\P will perform the following financial advisory and investment banking services:

         (a) W\E\P will familiarize itself to the extent it deems appropriate and feasible with the business, operations, properties, condition (financial and otherwise) and prospects of the Company.

         (b) If requested by the Company, W\E\P will advise and assist the management of the Company in making appropriate presentations to the Board of Directors of the Company concerning the Acquisition and the Financing;

         (c) W\E\P will (i) advise and assist the Company in its negotiations regarding the Acquisition, including the participation of management of MFSNT as appropriate, and (ii) advise and assist the Company in the course of its negotiations with potential purchasers of the Securities and will participate directly in such negotiations;

         (d) If W\E\P and the Company believe it to be advisable to issue Securities, W\E\P will assist the Company in developing and preparing an offering memorandum to be used in soliciting potential purchasers of the Securities (as the same may be amended from time to time, the "Memorandum"), it being agreed that (i) such Memorandum shall be based entirely upon information supplied by the Company, which information the Company hereby warrants shall be complete and accurate in all material respects, and not misleading, (ii) the Company shall be solely responsible for the accuracy and completeness of such Memorandum except for information supplied by W\E\P, and
                  (iii) other than as contemplated by this subparagraph, such Memorandum shall not be used, reproduced, disseminated, quoted or referred to at any time, in any manner or for any

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                  purpose, except with W\E\P's prior written consent, or except as required by law or court process;

         (e) W\E\P will use its best efforts to identify potential purchasers of the Securities;

         (f) W\E\P will assist the Company in marketing the Securities to potential purchasers which have been approved by the Company.

         (g) Subject to agreed upon reasonable compensation, if requested by the Company, W\E\P shall render an opinion to the Board of Directors of the Company as to whether the consideration to be exchanged in the Acquisition and the structuring of any related Financing is fair, from a financial point of view, to the Company's shareholders, a copy of which opinion may be provided by the Company to its shareholders;

         (h) W\E\P will render such other financial advisory and investment banking services as may from time to time be agreed upon by W\E\P and the Company.

The Company acknowledges and agrees that nothing contained in this engagement shall constitute a commitment by W\E\P to underwrite, place or purchase any Securities.

2. W\E\P's compensation for services rendered under this engagement will include the following cash fees:

         (a) A financial advisory fee of $25,000, which is due and shall be paid by the Company upon execution of this Agreement, and which shall be credited against success fees contemplated under paragraphs 2(b) and 2(c) below.

         (b) If during the term of this engagement or within the 12 full months following the termination of this engagement (the "Financing Period"), (i) the Company consummates one or more financings for the purpose of the Financing contemplated by this engagement with any investor contacted by W\E\P during the term of this Agreement or with any affiliate of any such investor, which investor was identified to the Company in writing during the term of this engagement or (ii) (A) the Company receives and accepts written commitments for such financing (the execution by a potential financing source and the Company of a commitment letter or securities purchase agreement shall be deemed to be receipt and acceptance of such written commitment) and (B) at any time thereafter such financing is consummated, the Company will pay to W\E\P upon the closing date(s) thereof, the following (either as placement fees or as underwriting discounts, as applicable):

                  (i) 2% of the gross proceeds of any senior indebtedness issued by the Company;

                  (ii) 3% of the gross proceeds of any subordinated indebtedness issued by the Company;

                  (iii) 4% of the gross proceeds of any equity securities issued by the Company; and

                  (iv) with respect to any other Securities issued by the Company, such placement fee or underwriting discounts as shall be mutually agreed by the Company and W\E\P.

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ABLE TELCOM HOLDING CORP.-W\E\P ENGAGEMENT LETTER AGREEMENT
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                  provided, however, that the success fees referenced in this paragraph 2(b) shall not be payable in connection with any indebtedness or securities issued to the seller in the acquisition, but the value of any such securities shall be included in the computation under 2(c) below.

                  It is understood and agreed that if the proceeds of any such financing are to be funded in one or more stages, the aggregate proceeds of such financing shall be deemed to have been received, and W\E\P shall be entitled to its full fee hereunder, upon the first closing date thereof.

         (c) If the Acquisition is consummated during this engagement or within 12 full months following the termination of this engagement, the Company shall pay to W\E\P upon the closing date an amount equal to (i) 2% of the aggregate purchase price paid by the Company for such Acquisition (including the value of any assets or subsidiaries or division transferred by the Company as partial consideration for an Acquisition and the value of any Securities issued to the seller) up to $50 million, and (ii) 1 1/2% of the aggregate purchase price paid by the Company for such Acquisition (including such value) in excess of $50 million.

         (d) In connection with any Financing, the Company shall upon request of W\E\P enter with W\E\P into an underwriting agreement, placement agency agreement or purchase agreement (in the event that W\E\P is the initial purchaser) as applicable, in each case containing customary representations, warranties, covenants, conditions, and indemnities, providing for the discounts and fees described in subparagraph 2(b) above. In no event, however, will the economic terms of any such agreement be any less favorable to W\E\P than the economic terms afforded to any other underwriter or placement agent, as the case may be, participating in any Financing.

The Company shall bear all of its legal, accounting, printing and other expenses in connection with the Acquisition and the offering and sale of any Securities. It is understood that W\E\P will not be responsible for any fees, expenses or commissions payable to any other advisors, underwriters or agents (if any) utilized or retained by the Company or any offerees of the Securities.

3. The Company recognizes and confirms that, in advising the Company, in assisting in the preparation of any Memorandum and in completing its engagement hereunder, W\E\P will be using and relying on publicly available information and on data, material and other information furnished to W\E\P by the Company and other parties. It is understood that in performing under this engagement W\E\P may assume and rely upon the accuracy and completeness of, and is not assuming any responsibility for independent verification of, such publicly available information and the other information so furnished.

4 The Company represents and warrants that all information and documents (including any Memorandum) furnished by the Company (either directly or through W\E\P) in connection with the Acquisition and to offerees of the Securities will not, at the time so furnished and at the time of the closing of the Acquisition or any Financing, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Financing takes the form of a private placement, the Company agrees that any securities purchase agreements relating to such placement will contain such terms, covenants, conditions, representations, warranties and other provisions as are reasonably satisfactory in form and substance to W\E\P and its counsel.

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5        The Company agrees that, at the closing of the Acquisition or any
         Financing if Securities are placed by W\E\P and as a condition thereof, the Company will deliver or cause to be delivered to W\E\P executed copies, addressed to W\E\P, of all opinions of counsel to the Company, certificates of the Company or its officers and letters of its accountants which are delivered to MFSNT or the seller of MFSNT or to any offerees or purchasers of the Securities during the course of the offering thereof or at the closing, in each case dated the date of such delivery, as well as a copy of any opinion of counsel to MFSNT or the seller of MFSNT or to any purchasers delivered to the Company regarding the Acquisition or the purchase of Securities.

6. The Company will provide to W\E\P during the term of this engagement such information regarding the business and financial condition of the Company and its affiliates as W\E\P may request and as is reasonably required by W\E\P in order to perform its obligations hereunder, including without limitation such information as W\E\P may request in order to satisfy itself as to the accuracy of the Company's representation and warranty set forth in paragraph 4 hereof. All non-public information supplied by the Company will be kept confidential by W\E\P except to the extent required to be provided to purchasers of Securities or to the seller in the Acquisition, in accordance with the terms of this Agreement.

7 If the Financing includes a private placement of Securities, the Company represents and warrants and agrees that no offer or sale of securities of any class has been or will be made, which offer or sale would be integrated with the sale of the Securities under the Securities Act of 1933.

8. The Company agrees to idemnify and hold harmless W\E\P and its affiliates, directors, officers, agents, employees and controlling persons, and each of their respective successors and permitted assigns (collectively, the "indemnified persons"), to the full extent lawful, from and against all losses, claims, damages, liabilities and expenses incurred by them which are related to or arise out of the Acquisition or the Financing or the engagement of W\E\P pursuant to, and the performance by W\E\P of the services contemplated by, this Agreement, and will reimburse any indemnified person for all reasonable expenses (including reasonable counsel fees and expenses) incurred, including expenses incurrred in connection with the investigation of, preparation for or defense of any pending or threatened claim or action or proceeding arising therefrom; provided, however, that the Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted from W\E\P's bad faith, gross negligence or breach of this Agreement.

         W\E\P agrees to notify the Company promptly of the assertion against an indemnified person of any claim or the commencement of any action or proceeding relating to this indemnity provision, but failure to so notify the Company will relieve the Company from any liability which it may have hereunder only if and to the extent that such failure results in the forfeiture of any rights or defenses. The Company shall be entitled to assume the defense of any action against an indemnified person with counsel reasonably satisfactory to W\E\P, in such event any indemnified person shall have the right to retain its own counsel but only at its own expense. The Company shall not be liable under these indemnity provisions for any settlement made without the Company's written consent of any claim against any indemnified person, which consent shall not be unreasonably withheld. The provisions of this paragraph 8 shall survive any termination of this Agreement or completion of W\E\P's engagement hereunder.

9. In addition to any fees payable by the Company to W\E\P hereunder, the Company shall, whether or not an Acquisition or a Financing shall be proposed or consummated,

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         reimburse W\E\P for its reasonable travel and other reasonable out-of-pocket expenses (including all disbursements and other charges of counsel to be retained by W\E\P, and of any other consultants and advisors retained by W\E\P, with the Company's prior written consent) incurred in connection with, or arising out of, W\E\P's activities under or contemplated by this engagement; provided, however, that W\E\P agrees that all such expenses shall not exceed $20,000 in the aggregate without the prior written approval of the Company. Such reimbursements shall be made promptly upon submission by W\E\P of statements for such expenses.

10 This Agreement may be terminated at any time by either W\E\P or the Company upon 60 days' prior written notice thereof to the other party; provided, however, that (a) termination of W\E\P's engagement hereunder shall not affect the Company's obligation to pay fees to the extent, in the amounts and at the times provided for in paragraph 2 hereof, and
         (b) termination of W\E\P's engagement hereunder shall not affect the Company's obligation to reimburse the expenses accruing prior to such termination to the extent provided for herein.

11 W\E\P has been retained under this Agreement as an independent contractor with duties owed solely to the Company. The advice (written or oral) rendered by W\E\P pursuant to this Agreement is intended solely for the benefit and use of the Board of Directors and senior management of the Company in considering the matters to which this Agreement relates, and the Company agrees that such advice may not be relied upon by any other person, used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor shall any public reference to W\E\P be made by the Company or its representatives, without the prior written consent of W\E\P, which consent shall not be reasonably withheld or delayed (provided, however, that the Company may refer to W\E\P and its involvement in the Acquisition and any Financing in press releases, and in any notices and proxy solicitations to the Company's shareholders).

12. The Company agrees that W\E\P shall have the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company hereunder, provided that W\E\P will submit a copy of any such advertisement to the Company for its approval, such approval shall not be unreasonably withheld or delayed.

13. This Agreement and all controversies arising from or relating to performance under this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to such state's rules concerning conflicts of laws. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS AGREEMENT OR CONDUCT IN CONNECTION WITH THIS ENGAGEMENT IS HEREBY WAIVED.

14. This Agreement may be executed in counterparts, each of which together shall be considered a single document. This Agreement shall be binding upon W\E\P and the Company and their respective successors and assigns, provided, however, that this Agreement shall not be assignable by W\E\P. This Agreement is not intended to confer any rights upon any shareholder, owner, or partner of the Company, or any other person not a party hereto other than the indemnified persons referred to above. This Agreement represents the entire agreement of the parties and may not be amended or waived except by a writing signed by both parties.

15. It is understood and agreed that W\E\P and its affiliates may from time to time make a market in, have a long or short position in, buy and sell or otherwise effect transactions for customer accounts and for their own accounts in the securities of, or perform

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         investment banking or other services, for, the Company and other entities which are or may be the subject of the engagement contemplated by this Agreement.

16. Any payments to be made to W\E\P hereunder shall be in U.S. dollars and shall be free of all withholding, stamp and other taxes and of all other government charges of any nature whatsoever, and shall not be increased or grossed up to take into account W\E\P's income tax or other tax obligations.

We are pleased to accept this engagement and look forward to working with the Company. Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclose duplicate of this letter, which shall thereupon constitute a binding agreement between the Company and W\E\P.

                                        Very truly yours,

                                        Washington Equity Partners (W\E\P)


                                        By: /s/ Thomas Davidson
                                            -----------------------------------
                                            Name: Thomas Davidson
                                            Title: Managing Director


Accepted and agreed to:

ABLE TELCOM HOLDING CORP.


By: /s/ Gideon Taylor
    -------------------------------
    Name:  Gideon Taylor
    Title: Chairman

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